Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Announces $435,000 Private Placement with Management and Board Participation

DENVER, November 26, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services, is pleased to announce that the Company intends to complete a non-brokered private placement, with participation by Assure management, the board of directors and certain employees and consultants, of up to 70,300 common shares of the Company (“Common Shares”) at an issue price of US$6.19 per Common Share, for aggregate gross proceeds of up to approximately US$435,000 (the “Offering”). The issue price was determined in the context of the market and in accordance with Nasdaq listing requirements and following the end of the Company’s trading blackout period under its insider trading policy.

There are no warrants expected to be issued in connection with the Offering. No commissions or fees are expected to be paid in connection with the Offering.

The net proceeds of the Offering are expected to be used to service the previously announced system-wide contract with Premier, Inc., expand the Company’s high-margin remote neurology services platform, extend the Company’s operational footprint into new states and continue to build infrastructure that supports the Company’s growth initiatives and for general working capital purposes.

The Offering remains subject to the approval of the TSX Venture Exchange (“TSXV”). This press release does not constitute an offer to sell or the solicitation of any offer to buy securities nor shall there be any offer, solicitation or sale of the securities in any jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

The Common Shares to be issued under the Offering have not been registered under the U.S. Securities Act, or any securities laws of any state of the United States and may not be offered or sold absent such registration or an available exemption from such registration requirements. The Common Shares to be issued in the Offering will also be subject to a hold period of four months and one day from the date of issuance pursuant to applicable Canadian securities laws, as well as applicable hold periods under U.S. securities laws.

Participation by Assure management and the board of directors in the Offering will be considered a "related party transaction" within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions ("MI 61-101"). The related party transaction is expected to be exempt from minority approval, information circular and formal valuation requirements pursuant to the exemptions contained in Sections 5.5(a) and 5.7(1)(a) of MI 61-101, as neither the fair market value of the securities to be issued under the Offering nor the consideration to be paid by the insiders will exceed 25% of the Company's market capitalization.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the Company may not receive approval from the TSXV with respect to the Offering; the Company’s expectations regarding the use of proceeds of the Offering; the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general, and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 30, 2021, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

John Farlinger, Chief Executive Officer
Assure Holdings Corp.
1-604-763-7565
John.Farlinger@assureiom.com